EXHIBIT 10.36

THIRD AMENDMENT TO
SALARY CONTINUATION AGREEMENT

WHEREAS, the Board of Directors determined it was in the best interests of Golden Enterprises, Inc. (the “CORPORATION”) to enter into a Salary Continuation Plan (a non-qualified deferred compensation plan) for Mark W. McCutcheon (“MCCUTCHEON”) in order to encourage MCCUTCHEON to remain employed with the CORPORATION; and

WHEREAS, John S. Stein, as Chairman, and MCCUTCHEON executed the Mark McCutcheon Salary Continuation Plan and the Mark McCutcheon Salary Continuation Trust on May 15, 2002 (the “Original Salary Continuation Plan”); and

WHEREAS, Section 409A of the Internal Revenue Code (“Section 409A”) was enacted subsequent to the adoption of the Original Salary Continuation Plan, and on December 30, 2008, the CORPORATION and MCCUTCHEON entered into an Amendment to Salary Continuation Plan (the “First Amendment”) to bring the Salary Continuation Plan into documentary compliance with Section 409A; and

WHEREAS, on July 14, 2016, the CORPORATION and MCCUTCHEON entered into a Second Amendment to Salary Continuation Plan (the “Second Amendment”; and together with the Original Salary Continuation Plan and the First Amendment, the “Salary Continuation Plan”) to vest MCCUTCHEON’s benefits under the Plan upon a Change of Control and to eliminate the yearly adjustment for increases in Price Index (as defined in the Salary Continuation Plan); and

WHEREAS, it is the intent and desire of the parties hereto to further amend the Salary Continuation Plan to eliminate the possibility of MCCUTCHEON being the recipient of an “excess parachute payment” within the meaning of Section 280G(b) of the Internal Revenue Code and to clarify the date of payment.

NOW, THEREFORE, the CORPORATION and MCCUTCHEON hereby agree to the following amendments to the Salary Continuation Plan:

The following shall be added as a new Section 13 of the Salary Continuation Plan:

“13.        In the event that payment of any amount under this Plan, when aggregated with the present value of all other payments made or promised to MCCUTCHEON that are “parachute payments” within the meaning of Internal Revenue Code of 1986 (“Code”) Section 280G (collectively, “Parachute Payments”), would cause MCCUTCHEON to be the recipient of an “excess parachute payment” within the meaning of Code Section 280G(b), the amount of the payments to be made to MCCUTCHEON pursuant to this Plan shall be reduced so that the aggregate value of all such payments equals 299% of MCCUTCHEON’s “base amount” within the meaning of Code Section 280G. In the event elimination of the benefit established by this Plan is not sufficient to reduce MCCUTCHEON’s aggregate Parachute Payments to such amount, the CORPORATION shall, in its sole and absolute discretion, determine a manner in which it shall further reduce the present value of other Parachute Payments due to MCCUTCHEON.”

The following language shall be added to the end of Section 11 of the Salary Continuation Plan:

“Notwithstanding anything in this Plan or any Amendment to this Plan to the contrary, no payment due MCCUTCHEON under this Plan shall begin until the earliest to occur of (x) the 31st of May which next follows MCCUTCHEON’s 65th birthday; (y) the date of MCCUTCHEON’s death; or (z) the date on which MCCUTCHEON becomes totally disabled, as defined in the Plan.”

All of the terms and provisions of the Salary Continuation Plan shall, as amended and modified hereby (together, the “Amended Salary Continuation Plan”), remain in full force and effect. On and after the date hereof, each reference in the Salary Continuation Plan to “this Plan”, “hereunder”, “hereof” or words of like import referring to the Salary Continuation Plan shall mean and be a reference to the Amended Salary Continuation Plan. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the parties under the Salary Continuation Plan, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Salary Continuation Plan, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

Dated this the 16th day of August, 2016.

BY ORDER OF THE BOARD OF DIRECTORS
GOLDEN ENTERPRISES, INC.

By:	/s/ Mark W. McCutcheon
Mark W. McCutcheon
Chairman

/s/ Mark W. McCutcheon
MARK W. MCCUTCHEON – EMPLOYEE